Exhibit 5.1

July 12, 2017

Board of Directors
Pura Naturals, Inc.
23101 Lake Center Drive, Suite 100
Lake Forest, CA 92630

RE:	Common Stock of Pura Naturals, Inc. Registered on Form S-1, filed on or about July 3, 2017

Dear Sirs;

We have acted as special counsel to Pura Naturals, Inc., a corporation incorporated under the laws of the State of Colorado, (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed public offering of up to 5,000,000 shares of the Company's common stock, $0.001 par value per share (the "Shares") by a selling shareholder, Mammoth Corporation ("Mammoth"), all of which are reserved for issuance pursuant to a common stock purchase agreement dated April 12, 2017 (the "Purchase Agreement") between the Company and Mammoth.  The Shares may be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to the prospectus pursuant to Rule 415 under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In arriving at the opinions expressed below, we have reviewed statutes of the State of Colorado, to the extent we deem relevant, purported true copies of the Articles of Incorporation of the Company, as amended, the Bylaws of the Company, selected proceedings of the board of directors of the Company authorizing the issuance of the Shares, a current draft of the Registration Statement, certificates of officers of the Company and of public officials, and such other documents of the Company and of public officials as we have deemed necessary and relevant to the matter opined upon herein.  In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration

Pura Naturals, Inc.
July 12, 2017

Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) all of the Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Purchase Agreement, the Registration Statement and any applicable prospectus supplement; (vii) there will not have occurred any change in law affecting the validity or enforceability of such Shares; (viii) the certificates representing the Shares will be duly authorized, executed and delivered; and (ix) the Shares will be properly authenticated by the manual signature of an authorized representative of the transfer agent.

Based upon the foregoing, we are of the opinion that the 5,000,000 Shares, when sold and issued by the Company to Mammoth in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable, provided that (i) the Company's Board of Directors has specifically authorized the issuance of such Shares in exchange for the consideration set forth in the Purchase Agreement ("Authorizing Resolutions"), (ii) the offer and sale of the Shares and the issuance and delivery thereof are in conformity with the Company's charter and bylaws, and do not violate any applicable law, or result in a default under or breach of any agreement or instrument binding on the Company or a violation of any restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

The foregoing opinion is qualified to the extent that the enforceability of any document or instrument may be limited by or subject to bankruptcy, insolvency, receivership, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles.

We have not been engaged to examine, nor have we examined, the Registration Statement for the purpose of determining the accuracy or completeness of the information included therein or the compliance and conformity thereof with the rules and regulations of the SEC or the requirements of Form S-1, and we express no opinion with respect thereto.  We are attorneys licensed in California and Massachusetts, and as such, the opinion herein assumes the laws of the state of Colorado are identical to those of California and we express no opinion as to the laws of any other jurisdiction, other than the federal securities laws of the United States of America.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Kline Law Group, PC
Kline Law Group, PC